EXHIBIT (11)




                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated January 8, 1996, in this Registration Statement (Form N-1A No. 33-9451) of General New York Municipal Money Market Fund.




                                      ERNST & YOUNG LLP

New York, New York
March 25, 1996